UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

electroCore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

•	Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

SUPPLEMENT TO PROXY STATEMENT

RELATING TO ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 2, 2022

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of electroCore, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 11, 2022 in connection with the Company’s 2022 annual meeting of shareholders (the “Annual Meeting”) to be held on December 2, 2022.

The purpose of this filing is to update the information contained in the Proxy Statement relating to the “broker non-vote” rules and voting requirements regarding Proposal 3: Amendment To The Company’s Certificate Of Incorporation To Authorize A Reverse Split Amendment (“Proposal 3”). The Proxy Statement indicated that Proposal 3 was a “non-routine” item and that, therefore, a broker does not have the discretion to vote uninstructed shares on Proposal 3. Proposal 3 is in fact a “routine” matter and therefore a broker who has not received instructions from its clients will have the discretion to vote its clients’ uninstructed shares on Proposal 3. Accordingly, the Company is hereby revising the information in the Proxy Statement to state that, in addition to Proposal 2 (the ratification of the Company’s independent registered public accounting firm), Proposal 3 is a “routine” proposal for which a broker will be permitted to exercise its discretion to vote uninstructed shares on Proposal 3.

Except as specifically supplemented by the information contained above, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Proxy Statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

CHANGES TO PROXY STATEMENT

The following sections on pages 5 through 7 (Questions and Answers About These Proxy Materials and Voting) and page 30 (Proposal 3) of the Proxy Statement are accordingly amended and restated as follows:

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares on Proposal 1 for the election of directors. In the case of Proposal 2 and Proposal 3, the New York Stock Exchange’s (NYSE) rule allows brokers to vote their customers’ shares on certain “routine” matters in the Proxy Statement at the brokers’ discretion when they have not received timely voting instructions from their customers. Proposal 2 for the ratification of Marcum LLP as the Company’s independent registered public accounting firm and Proposal 3 for the approval of an amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split are considered routine matters by the NYSE. The NYSE rules on broker discretionary voting prohibit banks, brokers, and other intermediaries from voting uninstructed shares on certain matters, including Proposal 1 for the election of directors.

Notwithstanding the NYSE rule, banks, brokers, and other intermediaries may choose not to exercise any permitted discretion. If you hold your stock in street name and you do not instruct your bank, broker, or other intermediary how to vote in the election of directors proposal, no votes may be cast. It is important that you cast your vote on all matters.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each of the proposals, votes “For,” “Against” and any broker non-votes and abstentions. For Proposal 1, broker non-votes will have no effect and will not be counted toward the vote total. For each of Proposals 2 and 3, brokers will have voting discretion if the beneficial owner does not give instructions as to how to vote although not all brokers may choose to exercise that discretion.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, pursuant to a recent amendment to the NYSE rules, executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The ratification of the selection of the independent registered public accounting firm and approval of a reverse stock split are generally considered to be “routine” and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals although not all brokers and nominees may choose to exercise that discretion. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the ratification of Marcum as the Company’s independent registered public accounting firm, this proposal must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

Regarding Proposal 3, to effect a reverse stock split at an exchange ratio within a range of one-for-5 to one-for-50 (or any whole number in between), this proposal must receive “For” votes from a majority of the outstanding Common Stock entitled to vote thereon. Only votes “For” or “Against” will affect the outcome, and any abstentions will have the same effect as a “No” vote.

Proposal 3: Required Vote

To be approved, Proposal 3, the Reverse Split Proposal, must receive “For” votes from a majority of the outstanding Common Stock entitled to vote thereon. That means if you abstain from voting on this proposal, your vote will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as votes against the proposal.

2